UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 1, 2013

CONSOLIDATION SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas,  Nevada 89102

(Address of Principal Executive Offices)   (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on January 1, 2013, Consolidation Services, Inc. (the “Company”) entered into a Consulting Agreement with Richard S. Polep (“Polep”).  Polep has been retained to continue to serve as the Company’s Chief Financial Officer.  The Agreement is for one year, ending on January 1, 2014 (the “Term”), unless terminated earlier or extended.  For up to 20 hours per week, Polep has agreed to devote attention, skill, and energy to the business of the Company and use his best efforts to promote the success of the Company’s business and cooperate fully in the advancement of the best interests of the Company.

In consideration of the services Polep provided by serving as CFO of the Company from August 8, 2011 until December 31, 2012, the Company has agreed to grant Polep four hundred thousand (400,000) shares of the Company’s common stock.  In consideration for the services Polep provides during the Term, the Company has agreed to grant Polep an additional four hundred thousand (400,000) shares of the Company’s common stock.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit Number	Description

10.01	Consulting Agreement dated as of January 1, 2013 by and between the Company and Richard S. Polep.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2013	CONSOLIDATION SERVICES, INC

By:/s/ Gary D. Kucher
Gary D. Kucher
Title: Chief Executive Officer and President

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